Exhibit 10.26

                  License and Client Software Support Agreement

This agreement ("Agreement"} is entered into this 6th day of April, 2007 by and between Magnitude Information Systems Inc. and its subsidiary Magnitude Inc. ("Magnitude") with an address at 1250 Route 28, Suite 309, Branchburg, NJ 08876 and Imminent Technologies LLC ("IMT"), with an address at 1711 RT 10 East Suite 10, Morris Plains, NJ 07950.

                              B A C K G R O U N D:

WHEREAS, Magnitude desires to appoint IMT as non-exclusive reseller for the licensing to end-users, of Magnitude's product line of certain specialized proprietary software commonly marketed by Magnitude under the ErgoManager label and derivative software products addressing ergonomic applications (the "Software"); and

WHEREAS, Magnitude desires to also appoint IMT as the exclusive "Official Support Services Provider" for Magnitude's ergonomic software product line, to service current Magnitude customers under service contracts with Magnitude; and

WHEREAS, IMT represents that is has the necessary professional expertise and knowledge about Magnitude's software products and its clients, and is willing to accept such appointments.

NOW, THEREFORE, the parties hereto agree on the following:

1.    License

      a.    Grant of License.

            (i) Subject to the terms and conditions of this Agreement; Magnitude hereby grants to IMT and IMT hereby accepts, a nonexclusive, nontransferable worldwide license (the "License") to market, sell and sublicense for the use of Magnitude's ergonomic software products, including "Ergo-Fun", "Ergo-Coach", "Ergo-Enterprise" and all current versions/derivations of "Ergo-Enterprise" (collectively, the "Product"), at end-user prices, which prices shall be determined exclusively by IMT.

            (ii) The License granted pursuant to this Agreement includes (a) a license to the Product source code for the sole purpose of developing programmatic fixes and enhancements to the Product and (b) any and all attributes of the Magnitude patent, No. 6,065,138, and all intellectual property associated therewith.
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            (iii) Magnitude and IMT acknowledge and agree that:

                  o This Agreement grants IMT no title or right of ownership in or to the Product or any related proprietary materials and information, or covering Magnitude's patents or trademarks.

                  o IMT shall not, at any time, take or cause any action which would be inconsistent with or tend to impair the rights of Magnitude in the Software or any related proprietary materials and information, including Magnitude's patents or trademarks.

                  o Magnitude hereby grants to IMT the right to develop ergonomic products based on and around the Products.

2.    License Fee and Royalty

In consideration for the license granted by Magnitude under this Agreement, IMT shall pay Magnitude a license fee of $1.00 which Magnitude confirms as having received, which payment constitutes payment in full for the License. In further consideration for Magnitude granting it the License described herein, and for each 12-month period of this Agreement, during which IMT has earned a minimum of $200,000 in revenues derived from the sale of the Products, IMT agrees to pay to Magnitude a royalty payment in an amount equal to ten (10%) percent of all gross revenues earned from the sale of the Products above the aforementioned $200,000. So that if during the first 12-month period of this Agreement, IMT only earns $250,000 it shall owe a royalty payment to Magnitude in the amount of $5,000. Magnitude will have no right to any license fees or royalty payments resulting from revenues generated by IMT through IMT Products as described in paragraph 5 of this agreement. In the event Magnitude should declare bankruptcy or otherwise dissolve in the future, IMT's license and right to utilize Magnitude's patent, as described in paragraph 1 above, shall continue in perpetuity, however IMT's obligation to pay royalties will cease.

3.    Support Services

Magnitude hereby appoints IMT its exclusive "Official Support Services Provider" for Magnitude's ergonomic Products; which support services shall include, providing support services to all Magnitude customers which have support and or maintenance agreements, subject to the following terms and conditions:

      - IMT agrees to assume all support services and related expense for Magnitude customers listed in Exhibit A commencing retroactively on September 1, 2006.

      - IMT shall be entitled to receive directly or, if received by Magnitude, from Magnitude, all support and maintenance payments/revenues arising out of support and or maintenance agreements for services rendered and payments received after January 1, 2007;
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      -     IMT shall have the exclusive right to accept or reject any and all customer support and or maintenance agreements as they come up for renewal;

      - IMT shall have the right to hire or employ prior employees of Magnitude; this right will supersede any prior no-compete or non-solicit provisions found within prior Magnitude employment agreements;

      - IMT shall maintain adequate records for all support and maintenance activities performed for Magnitude's customers which shall be available to Magnitude in electronic format;

      - IMT shall have the use of the Magnitude voicemail and phone system for as long as necessary without interfering with Magnitude's business operations;

      - IMT shall have the right to use the Magnitude website to publish support and product information until such time as Magnitude develops a different website for its new and future business;

      - In the event Magnitude applies an "End of Life" procedure to any Magnitude customer relationship, IMT shall have, in its sole and absolute discretion, the right to provide such customer with its own support and maintenance contract; similarly, in the event Magnitude decides to apply an "End of Life" protocol to any Magnitude Product, it shall only do so in coordination with IMT to achieve clear disclosures to the public and to avoid any material disruptions with customer services.

      - Magnitude shall have no further obligation to support any Magnitude customer except where expressly required nor shall Magnitude have any obligations to pay for any support or maintenance services for any Magnitude customer except as expressly set forth in this Agreement

      - Magnitude represents that it has provided to IMT a list of all of its customers who have support and maintenance service agreements with Magnitude.

      - Magnitude shall transfer the assets of its testing lab consisting of personal computers (Lab PCs) to IMT at no cost to IMT in order to assist IMT in providing the customer support to the Magnitude client base required under the terms of this Agreement.

4.    Support Services Fees

For support services provided by IMT previously rendered and commencing on September 1, 2006, and for support agreements IMT agrees to assume (See EXHIBIT
A), and as compensation related to Section 3 above, Magnitude shall (a) pay IMT the sum of $20,000.00 , payable as follows: (i) $5,000.00 at the time this Agreement is executed, (ii) $15,000.00 within 90 days from the date of this Agreement; and (b), issue 150,000 restricted shares of the common stock of Magnitude Information Systems, Inc., with stock certificates issued in accordance with the instructions of IMT, deliverable within 60 days from the date of this Agreement.

5.    Ownership

IMT and Magnitude agree that Magnitude owns all proprietary rights, including without limitation, copyright, trade secret and trademark rights, in and to the Products and other related proprietary materials and information and all corrections, enhancements, updates and other modifications to the Products. Not withstanding anything set forth herein to the contrary, providing IMT does not include Magnitude Product Source code, IMT shall have the right to develop its own line of ergonomic products, known herein as IMT Products.

6.    Confidential Information

IMT acknowledges that the Products and related proprietary materials and information relating thereto is the exclusive property of Magnitude (the "Confidential Information"). During the period this Agreement is in effect and at all times after its termination, IMT shall be permitted to disclose the Confidential Information only to its employees and agents ("Employees") having a need to know such information in connection with the performance of this Agreement. IMT shall instruct all of its Employees as to their acknowledgement and agreement to be bound by the terms and conditions of this Agreement prior to their being given access to the Confidential Information. IMT shall be responsible for its Employees' compliance with the terms of this agreement. If disclosure is required by law, however, IMT shall notify Magnitude in writing in advance of such disclosure, and provide Magnitude with copies of any related information so that it may take appropriate action to protect the Confidential Information.

      Notwithstanding the foregoing, Confidential Information shall not include information, data or materials that:

      (i) is or becomes generally known to the public not as a result of a disclosure by IMT,

      (ii)  is rightfully in the possession of IMT, or

      (iii) is received by IMT in good faith and without restriction from a third Party, not under a confidentiality obligation to Magnitude, and having the right to make such disclosure. IMT acknowledges that the disclosure of Confidential Information may cause irreparable injury to Magnitude and damages which may be difficult to ascertain. Therefore, Magnitude shall, upon a disclosure or threatened disclosure of any Confidential Information be entitled to seek injunctive relief, including, but not limited to, a preliminary injunction upon an ex parte application to protect and recover the Confidential Information, in which event, IMT shall not object to the entry of an injunction or other equitable relief against it on the basis of an adequate remedy at law, lack of irreparable harm or any other reason.

7.    Warranty

b.    Magnitude warrants that:

      (i) It has the right and authority to enter into this Agreement and to grant the license granted hereunder;

      (ii) The Product does not infringe the trade secret or copyrights of any third party, or, to the best of its knowledge and belief of Magnitude, any third party patent.

      (iii) When delivered, the media upon which the Products are provided to IMT shall be free from defects in material and workmanship. IMT's sole remedy for breach of this warranty shall be replacement of the defective media.

c. THE FOREGOING ARE THE ONLY WARRANTIES CONCERNING THE PRODUCTS AND ARE BEING MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO , ANY IMPLIED WARRANTIES OF NONINFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY.

8.    Indemnification

      a. Magnitude shall indemnify and hold harmless IMT from and against any claims, including reasonable legal fees and expenses, based upon infringement by the Products of any United States copyright or patent. IMT agrees to notify Magnitude of any such claim promptly in writing and to allow Magnitude to control the proceedings. IMT agrees to cooperate fully with Magnitude during such proceedings. Magnitude shall defend and settle at its sole expense all proceedings arising out of the foregoing. In the event of such infringement, Magnitude may replace, in whole or in part, the Software with a substantially compatible and functionally equivalent system or modify the Software to avoid the infringement.

      b. IMT shall indemnify and hold harmless Magnitude from and against any and all liability, damage, loss or expense which they, or any of them, may sustain or incur in any action brought or claim made by any person, organization or governmental entity or agency, irrespective of the legal theory on which such action or claim may be based, to the extent such liability relates to or such action or claim is based on any acts or omissions of IMT, including, without limitation, breach by IMT of any of its obligations hereunder.

9.    No Consequential Damages

Magnitude shall not be liable to IMT for indirect, special, incidental, exemplary or consequential damages (including, without limitation, lost profits) related to this Agreement or resulting from IMT's use or inability to use the Product, arising from any cause of action whatsoever, including contract, warranty, strict liability, or negligence, even if Magnitude has been notified of the possibility of such damages.

10.   Limitation on Recovery

Under no circumstances shall the liability of Magnitude to IMT exceed the amount paid by IMT to Magnitude under this Agreement.

11.   Term and Termination

      a. Effective Date. This Agreement and the license granted hereunder shall take effect on the date first written above and shall be effective for one (1) calendar year from such date unless terminated as provided in this Agreement. This Agreement shall automatically renew by subsequent one year periods unless either party notifies the other party in writing no later than 60 days before the expiration of the initial or any renewal term of its decision to not renew the Agreement.

      b. Termination. Each party shall have the right to terminate this Agreement and the license granted herein in the event the other party violates any material provision of this Agreement (an "Event of Default").

      c. Notice and Opportunity to Quit. Upon the occurrence of an Event of Default in either party's obligations hereunder, the other party shall deliver to the defaulting party a notice of intent to terminate that identifies in detail the Event of Default. If the Event of Default remains uncured for thirty (30) days, the notifying party may terminate this Agreement and the license granted herein by delivering to the defaulting party a notice of termination that identifies the effective date of the termination, which date shall not be less than thirty (30) days after the date of delivery of such notice. Upon termination of this Agreement, IMT shall immediately cease all use of the Software protocol and return all copies, partial and whole, of the Software documentation, including, without limitation, all corrections, enhancements and updates to the Software documentation and all other materials received, created or held under this Agreement, and any and all parts of the Software documentation stored by IMT in computer-accessible media or form shall be destroyed or rendered inaccessible to users.

12.   Notice

Any notice by one party to the other under this Agreement shall be deemed delivered upon receipt by the party to whom such notice is sent, or, if later, three days after such notice has been sent by first class mail, courier or telecopy with confirmed receipt to the following person and address or such other person or address as may be notified to the other party in accordance with this section:

To Magnitude:      Magnitude Information Systems, Inc.
                   1250 Route 28, Suite 309
                   Branchburg, NJ 08876
                   Telecopy:  (908) 927-0008

To IMT:            Imminent Technologies LLC.
                   1711 RT 10 East Suite 10
                   Morris Plains, NJ 07950
                   Telecopy: 973-215-2094

13.   Assignment

IMT shall not assign or otherwise transfer this Agreement to anyone, including any parent, subsidiaries, affiliated entities or third parties, or as part of the sale of any portion of its business, or pursuant to any merger, consolidation or reorganization, without Magnitude's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. IMT agrees that any assignment in violation of this Agreement shall be void.

14.   Limitations Period

No arbitration or other action under this Agreement may be brought by either party against the other more than one (1) year after the cause of the action arises.

15.   Governing Law

This Agreement and performance hereunder shall be governed by the laws of the State of New Jersey, without reference to principals of conflicts of law.

16.   General Provisions

      a. Complete Agreement. The parties agree that this Agreement is the complete and exclusive statement of the agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral or written, between the parties relating to this Agreement.

      b. Amendment. This Agreement may not be modified, altered or amended except by written instrument duly executed by both parties.

      c. Waiver. The waiver or failure of either party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any further right under this Agreement.

      d. Severability. If any clause or provision of this Agreement is or becomes illegal, invalid, or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the Agreement shall thereafter be construed as if the invalid provision had not been included in the Agreement, unless the elimination of such provision destroys the underlying business purpose of this Agreement.

      e. Terms Bargained For. IMT acknowledges that the terms of this Agreement were bargained for, and the fees reflect, and are based upon IMT's acceptance of, all of the terms of this Agreement. Magnitude is willing to undertake greater potential liabilities in exchange for increased fees and prices reflecting that exposure. IMT has opted to accept limitations on Magnitude's liabilities as set forth herein in return for the fees set forth herein.

      f. Read and Understood. Each party acknowledges that it has read and understands this Agreement and agrees to be bound by its terms.


Magnitude Information Systems, Inc.          Imminent Technologies LLC.


/s/ Edward L. Marney                         /s/ Marc Frega
-----------------------------------          -----------------------------------
Signature                                    Signature

Edward L. Marney                             Marc Frega
-----------------------------------          -----------------------------------
(Printed) Name                               (Printed) Name

CEO & President                              CEO
-----------------------------------          -----------------------------------
Title                                        Title

4/10/07                                      4/06-07
-----------------------------------          -----------------------------------
Date                                         Date

EXHIBIT A

Magnitude Support Clients

Vistakon, a subsidiary of Johnson & Johnson
Alliant Energy Corporation
Hamilton Sundstrand Space Systems
State Compensation Insurance Fund
Aon Corporation
Georgia Pacific
Lockheed Martin
Bechtel SAIC
Earth Tech
United Space Alliance
BASF Corporation
Koch Industries